EXHIBIT 99.1

ASHLAND INC. AND CONSOLIDATED SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

       The following unaudited condensed consolidated pro forma financial statements are based upon the historical financial statements of Ashland Inc. and its consolidated subsidiaries (Ashland), adjusted to reflect the disposition of Ashland Water Technologies, an unincorporated commercial unit of Ashland (Water Technologies).  The following unaudited condensed consolidated pro forma financial statements of Ashland should be read in conjunction with the related notes and with the historical consolidated financial statements of Ashland and the related notes included in previous filings with the Securities and Exchange Commission.  The unaudited condensed pro forma consolidated balance sheet reflects the disposition of Water Technologies as if it occurred on June 30, 2014 while the unaudited condensed pro forma statements of consolidated income give effect to the disposition as if it occurred on October 1, 2010, the beginning of the earliest period presented.  The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that Ashland management believe are reasonable.

       The unaudited condensed consolidated pro forma financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the disposition of Water Technologies closed on June 30, 2014 for the unaudited condensed pro forma consolidated balance sheet or on October 1, 2010 for the unaudited condensed pro forma statements of consolidated income.  For example, these financial statements do not reflect any potential earnings or other impacts from the use of the proceeds from the disposition or cost reductions of previously allocated corporate costs and potential subsequent restructuring charges.  Readers should not rely on the unaudited condensed consolidated pro forma financial statements as being indicative of the historical operating results that Ashland would have achieved or any future operating results or financial position that it will experience after the transaction closes.

Ashland Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Consolidated Balance Sheet
June 30, 2014
		(a)
(In millions)	Historical	Water Technologies	Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$570	$1,712	$2,282
Accounts receivable	1,179	-	1,179
Inventories	781	-	781
Deferred income taxes	108	(8)	100
Other assets	75	14	89
Held for sale	490	(490)	-
Total current assets	3,203	1,228	4,431
Noncurrent assets
Property, plant and equipment
Cost	4,256	-	4,256
Accumulated depreciation	1,818	-	1,818
Net property, plant and equipment	2,438	-	2,438
Goodwill	2,715	-	2,715
Intangibles	1,364	-	1,364
Asbestos insurance receivable	440	-	440
Equity and other unconsolidated investments	84	-	84
Other assets	526	(10)	516
Held for sale	1,356	(1,356)	-
Total noncurrent assets	8,923	(1,366)	7,557
Total assets	$12,126	$(138)	$11,988

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term debt	$365	$-	$365
Current portion of long-term debt	9	-	9
Trade and other payables	639	-	639
Accrued expenses and other liabilities	554	186	740
Held for sale	184	(184)	-
Total current liabilities	1,751	2	1,753
Noncurrent liabilities
Long-term debt	2,941	-	2,941
Employee benefit obligations	1,219	32	1,251
Asbestos litigation reserve	711	-	711
Deferred income taxes	345	(6)	339
Other liabilities	550	-	550
Held for sale	80	(80)	-
Total noncurrent liabilities	5,846	(54)	5,792

Stockholders' equity	4,529	(86)	4,443

Total liabilities and stockholders' equity	$12,126	$(138)	$11,988

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Nine months ended June 30, 2014
		(b)
(In millions except per share data)	Historical	Water Technologies	Pro Forma

Sales	$4,583	$-	$4,583
Cost of sales	3,377	-	3,377
Gross profit	1,206	-	1,206

Selling, general and administrative expense	891	-	891
Research and development expense	87	-	87
Equity and other loss	(6)	-	(6)
Operating income	222	-	222

Net interest and other financing expense	124	-	124
Net gain on divestitures	3	-	3
Income from continuing operations, before income taxes	101	-	101
Income tax expense	3	-	3
Income from continuing operations	$98	$-	$98

Earnings per share from continuing operations
Basic	$1.26	$-	$1.26
Diluted	1.24	-	1.24

Average common shares outstanding (in millions)
Basic	78	-	78
Diluted	79	-	79

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Year ended September 30, 2013
		(c)
(In millions except per share data)	Historical	Water Technologies	Pro Forma

Sales	$7,813	$(1,722)	$6,091
Cost of sales	5,419	(1,115)	4,304
Gross profit	2,394	(607)	1,787

Selling, general and administrative expense	1,044	(374)	670
Research and development expense	178	(36)	142
Equity and other income	69	(5)	64
Operating income	1,241	(202)	1,039

Net interest and other financing expense	282	-	282
Net loss on divestitures	(8)	-	(8)
Income from continuing operations, before income taxes	951	(202)	749
Income tax expense	274	(78)	196
Income from continuing operations	$677	$(124)	$553

Earnings per share from continuing operations
Basic	$8.64	$(1.58)	$7.06
Diluted	8.50	(1.55)	6.95

Average common shares outstanding (in millions)
Basic	78	-	78
Diluted	80	-	80

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Year ended September 30, 2012
		(c)
(In millions except per share data)	Historical	Water Technologies	Pro Forma

Sales	$8,206	$(1,734)	$6,472
Cost of sales	6,025	(1,212)	4,813
Gross profit	2,181	(522)	1,659

Selling, general and administrative expense	1,800	(473)	1,327
Research and development expense	137	(33)	104
Equity and other income	58	(5)	53
Operating income	302	(21)	281

Net interest and other financing expense	317	-	317
Net gain (loss) on divestitures	1	(8)	(7)
Loss from continuing operations, before income taxes	(14)	(29)	(43)
Income tax benefit	(52)	(5)	(57)
Income from continuing operations	$38	$(24)	$14

Earnings per share from continuing operations
Basic	$0.49	$(0.31)	$0.18
Diluted	0.48	(0.31)	0.17

Average common shares outstanding (in millions)
Basic	78	-	78
Diluted	80	-	80

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Year ended September 30, 2011
		(c)
(In millions except per share data)	Historical	Water Technologies	Pro Forma

Sales	$6,502	$(1,902)	$4,600
Cost of sales	4,890	(1,327)	3,563
Gross profit	1,612	(575)	1,037

Selling, general and administrative expense	1,451	(471)	980
Research and development expense	80	(31)	49
Equity and other income	49	(4)	45
Operating income	130	(77)	53

Net interest and other financing expense	121	-	121
Net gain (loss) on acquisitions and divestitures	(5)	7	2
Other expense	1	-	1
Income from continuing operations, before income taxes	3	(70)	(67)
Income tax benefit	(53)	(17)	(70)
Income (loss) from continuing operations	$56	$(53)	$3

Earnings per share from continuing operations
Basic	$0.72	$(0.67)	$0.05
Diluted	0.70	(0.65)	0.05

Average common shares outstanding (in millions)
Basic	78	-	78
Diluted	80	-	80

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

ASHLAND INC. AND CONSOLIDATED SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

(a)
These adjustments reflect the disposition of Water Technologies’ assets and liabilities which had been reported as “held for sale” as of June 30, 2014 for approximately $1.8 billion in cash, less estimated purchase price adjustments for changes in specified balance sheet items (primarily working capital and retirement plan accounts) as compared to the amounts set forth in the Stock and Asset Purchase Agreement dated February 18, 2014, the final amount of which will be determined subsequent to closing.  The adjustments also reflect the accrual of estimated income taxes of $159 million and net adjustments of deferred tax asset and liability balances, transaction costs of $27 million and a curtailment gain of $18 million on the retained pension and other postretirement benefit plans (which with the related loss on remeasurement of these plans of $50 million resulted in a net estimated $32 million increase in employee benefit obligations).  The net reduction to stockholders’ equity of $86 million at June 30, 2014 approximates the estimated after-tax loss on the disposition of the Water Technologies business to be reported in the fourth quarter of 2014.

(b)
The direct operating results of the Water Technologies business were presented in discontinued operations for the nine months ended June 30, 2014 in Ashland’s Form 10-Q for the fiscal third quarter ended June 30, 2014.  As a result no pro forma adjustments were required.

(c)
These adjustments eliminate the operating results of Water Technologies as if the transaction occurred on October 1, 2010.  The direct operating results of Water Technologies are reported in discontinued operations.  The amounts eliminated do not include allocations of corporate expenses included in Selling, General and Administrative Expense.  These corporate expenses were $34 million, $32 million and $34 million for fiscal years ended September 30, 2013, 2012 and 2011, respectively.  Allocations of corporate overhead remaining with Ashland may not be allocated to discontinued operations for financial statement presentation.

Additionally, a portion of the other components of pension and other postretirement benefit costs (i.e., interest cost, expected return on assets,  amortization of prior service credit, and actuarial gain or loss) related to Water Technologies has been reclassified from the Unallocated and other segment and included within Water Technologies’ results.  The amounts attributable to Water Technologies were income of $92 million, expense of $82 million and expense of $50 million for the fiscal years ended September 30, 2013, 2012 and 2011, respectively.

For purposes of these unaudited condensed consolidated pro forma financial statements, estimated income tax rates of 38.6%, 17.2% and 24.3% have been used for fiscal years ended September 30, 2013, 2012 and 2011, respectively.  The estimated income tax rates are based on the application of the intraperiod tax allocation model in ASC 740, Income Taxes.